Exhibit 99.1

Contact: Brainerd Communicators, Inc.
Jennifer Gery (media)
Mike Smargiassi/Dianne Pascarella (investors)
212.986.6667

Entertainment Distribution Company Announces Fourth Quarter
and Full Year 2007 Results

NEW YORK – March 5, 2008 – Entertainment Distribution Company, Inc. (NASDAQ: EDCI), a global and independent provider of supply chain services to the home entertainment market, today reported fourth quarter and full year financial results for the period ending December 31, 2007.

Highlights:
•	Revenue of $123.8 million for the fourth quarter compared to $119.8 million for the same quarter last year.
•	Revenue of $384.6 million for the twelve month period compared to $348.5 million for the same period last year.
•	Net loss of ($6.1) million, or ($0.09) per diluted share, for the fourth quarter compared to net income of $7.8 million, or $0.11 per diluted share, for the fourth quarter of last year.
•
Net loss of ($15.8) million, or ($0.23) per diluted share, for the twelve month period compared to a net income of $4.0 million, or $0.06 per diluted share, for the same period last year which included an extraordinary gain of $7.7 million related to the acquisition of its UK operations.

•	Net loss for the fourth quarter and twelve months includes a non-cash impairment charge of $9.8 million primarily related to the write down of U.S. intangible assets.
•
Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, income taxes and depreciation and amortization, adjusted to exclude the impairment of long-lived assets taken in the fourth quarter of 2007

•	Fourth quarter Adjusted EBITDA from continuing operations of $14.2 million, compared to Adjusted EBITDA from continuing operations of $16.6 million for the same quarter last year.
•	Twelve months Adjusted EBITDA from continuing operations of $20.8 million, compared to Adjusted EBITDA from continuing operations of $29.4 million for the same period last year.
•	Fourth quarter 2007 and twelve months 2007 Adjusted EBITDA includes charges of $2.2 million and $1.1 million related to the bankruptcy of a European customer and severance, respectively.
•	As of December 31, 2007, the Company had total unrestricted cash and short-term investments of $93.4 million.
•	As of December 31, 2007, the Company had total long-term debt of $46.0 million, net of unamortized discount.

-continued-

Jordan Copland, EDC's Interim Chief Executive Officer and Chief Financial Officer, stated, “The past year was a challenging period as we continued to face a difficult macro industry environment.  Our operations performed in line with our expectations as we grew our revenue as planned.  Overall, we benefited from the acquisition of Blackburn in the UK, new business and our continued focus on cost controls.  From an operating perspective, our management and employees once again delivered an exceptional performance during the peak holiday season.  We continue to make additional progress in realigning our corporate and operating cost structures to ensure we are operating as efficiently as possible, while continuing to excel in serving our customers. Looking ahead, we are focused on maximizing our cash flow performance, while actively reviewing new acquisition opportunities for our parent company.”

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2007 financial results today at 4:30 p.m. ET. To access the conference call, please dial 416-695-6617 and reference Entertainment Distribution Company. A live webcast of the conference call will also be available on the Company's corporate Web site, located at www.edcllc.com. A replay of the conference call will be available through midnight ET on Wednesday, March 12, 2008. The replay can be accessed by dialing 416-695-5800. The pass code for the replay is 3253941.

Summary of Fourth Quarter 2007

For the fourth quarter of 2007, the Company reported revenue of $123.8 million compared to $119.8 million for the fourth quarter of 2006. The increase is primarily attributable to the impact of favorable exchange rate fluctuations from our international operations, offset by declines in volumes from our existing customers which we were able to partially offset by new CD and DVD business.

The Company had Adjusted EBITDA from continuing operations of $14.2 million in the fourth quarter of 2007, as compared to Adjusted EBITDA from continuing operations of $16.6 million in the fourth quarter of 2006. Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation between Adjusted EBITDA and the most directly comparable GAAP financial measure is provided following the Consolidated Financial Statements included in this release. The reconciliation also includes a description of how the Company calculates Adjusted EBITDA.  Included in fourth quarter 2007 Adjusted EBITDA was a charge of $2.2 million related to the bankruptcy of a European customer and severance of $1.1 million. The charge related to the bankruptcy was not contemplated in the Company’s previous guidance.

The Company reported a net loss from continuing operations of ($5.5) million for the fourth quarter of 2007, or ($0.08) per diluted share.  This compares to net income from continuing operations of $5.1 million, or $0.07 per diluted share, for the fourth quarter of 2006. The net loss from continuing operations for the fourth quarter of 2007 includes a non-cash impairment charge of $9.8 million primarily related to the write down of U.S. intangible assets.

For the fourth quarter, the Company reported net loss of ($6.1) million, or ($0.09) per diluted share, which compares to net income of $7.8 million, or $0.11 per diluted share, for the fourth quarter of 2006.  The net loss for the fourth quarter of 2007 includes a non-cash impairment charge of $9.8 million primarily related to the write down of U.S. intangible assets.

Twelve Months Ended December 31, 2007

For the twelve months ended December 31, 2007, the Company reported revenue of $384.6 million compared to $348.5 million for the twelve months of 2006.  The increase is primarily attributable to the inclusion of the full-year of volumes from our Blackburn acquisition and the impact of favorable exchange rate fluctuations from our international operations, offset partially by declines in our existing customer business, a significant portion of which was replaced by new customer business.

The Company had Adjusted EBITDA from continuing operations of $20.8 million in the twelve months of 2007, as compared to Adjusted EBITDA from continuing operations of $29.4 million in the twelve months of 2006. The decrease was primarily due to lower revenue from existing customers as a result of industry declines. Our Adjusted EBITDA for the twelve months of 2007 included approximately $2.6 million of stock-option investigation and litigation legal expenses as well as consulting expenses.  In addition, it includes a charge of $2.2 million related to the bankruptcy of a European customer and severance of $1.1 million. The charge related to the bankruptcy was not contemplated in the Company’s previous guidance.

The Company reported a net loss from continuing operations of ($16.3) million for the twelve months of 2007, or ($0.23) per diluted share, which includes a benefit of $2.6 million relating to an adjustment to the company’s deferred tax assets and liabilities due to tax rate changes in the UK and Germany.  This compares to a net loss from continuing operations of ($1.6) million, or ($0.02) per diluted share, for the twelve months of 2006. The net loss from continuing operations for the twelve months of 2007 includes a non-cash impairment charge of $9.8 million primarily related to the write down of U.S. intangible assets.

The Company reported a net loss of ($15.8) million, or ($0.23) per diluted share, for the twelve month period compared to a net income of $4.0 million, or $0.06 per diluted share, for the same period last year which included an extraordinary gain of $7.7 million related to the acquisition of its UK operations. In addition, the net loss for the 2007 twelve month period includes a non-cash impairment charge of $9.8 million primarily related to the write down of U.S. intangible assets.

Guidance

The Company expects full-year 2008 EBITDA to be at the same level or slightly higher than 2007 Adjusted EBITDA.  The Company’s guidance assumes industry decline rates for the full-year to be approximately 10%-12%.  In addition, it is based on the current release schedules from its customers and its expectation that current cost initiatives will deliver savings of approximately $10 million in 2008.  Any changes in these assumptions could materially impact the Company’s expectations.

###

About Entertainment Distribution Company
Entertainment Distribution Company, Inc. (NASDAQ: EDCI) is a global and independent provider of supply chain services to the home entertainment market. EDC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry. Its clients include some of the world’s best-known music, movies and gaming companies. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcllc.com.

Safe Harbor Statement
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2007. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers;  potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files.  The Company assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended December 31,
	2007	2006
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$99,182	$96,501
Service revenues	24,579	23,326
Total Revenues	123,761	119,827
COST OF REVENUES:
Cost of product revenues	83,604	76,572
Cost of service revenues	15,859	16,078
Total Cost of Revenues	99,463	92,650
GROSS PROFIT	24,298	27,177
OPERATING EXPENSES:
Selling, general and administrative expense	13,611	13,461
Impairment of long-lived assets	9,782	-
Amortization of intangible assets	2,108	2,042
Total Operating Expenses	25,501	15,503
OPERATING INCOME (LOSS)	(1,203)	11,674
OTHER INCOME (EXPENSE):
Interest income	1,081	1,036
Interest expense	(1,127)	(1,504)
Loss on currency swap, net	(746)	(1,152)
Gain (loss) on currency transaction, net	(223)	883
Other income, net	163	49
Total Other Income (Expense)	(852)	(688)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES, MINORITY INTEREST, DISCONTINUED OPERATIONS
AND EXTRAORDINARY ITEM	(2,055)	10,986
Income tax provision	3,574	5,673
Minority interest	(108)	208
INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,521)	5,105
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(311)	(4,178)
GAIN (LOSS) ON SALE OF MESSAGING BUSINESS	(243)	6,127
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM	(6,075)	7,054
Extraordinary gain - net of income tax	-	748
NET INCOME (LOSS)	$(6,075)	$7,802
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Income (loss) from continuing operations	(0.08)	0.07
Discontinued operation:
Loss from discontinued operations	(0.01)	(0.06)
Gain on sale of Messaging business	-	0.09
Extraordinary gain	-	0.01
Net income (loss) per weighted average common share	$(0.09)	$0.11
INCOME (LOSS) PER DILUTED COMMON SHARE
Income from continuing operations	(0.08)	0.07
Discontinued operation:
Loss from discontinued operations	(0.01)	(0.06)
Gain on sale of Messaging business	-	0.09
Extraordinary gain	-	0.01
Net income (loss) per diluted weighted average common share	$(0.09)	$0.11

(1) Income per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Twelve Months Ended December 31,
	2007	2006
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$302,682	$267,067
Service revenues	81,875	81,461
Total Revenues	384,557	348,528
COST OF REVENUES:
Cost of product revenues	263,708	222,159
Cost of service revenues	60,275	60,811
Total Cost of Revenues	323,983	282,970
GROSS PROFIT	60,574	65,558
OPERATING EXPENSES:
Selling, general and administrative expense	53,193	48,270
Impairment of long-lived assets	9,782	-
Amortization of intangible assets	8,331	7,860
Total Operating Expenses	71,306	56,130
OPERATING INCOME (LOSS)	(10,732)	9,428
OTHER INCOME (EXPENSE):
Interest income	4,496	4,187
Interest expense	(4,844)	(6,045)
Loss on currency swap, net	(3,152)	(3,211)
Gain on currency transaction, net	761	2,143
Other income (expense), net	234	(37)
Total Other Income (Expense)	(2,505)	(2,963)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES, MINORITY INTEREST, DISCONTINUED OPERATIONS
AND EXTRAORDINARY ITEM	(13,237)	6,465
Income tax provision	3,225	7,921
Minority interest	(126)	94
LOSS FROM CONTINUING OPERATIONS	(16,336)	(1,550)
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(542)	(8,220)
GAIN ON SALE OF MESSAGING BUSINESS	1,044	6,127
LOSS BEFORE EXTRAORDINARY ITEM	(15,834)	(3,643)
Extraordinary gain - net of income tax	-	7,668
NET INCOME (LOSS)	$(15,834)	$4,025
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations	(0.23)	(0.02)
Discontinued operation:
Loss from discontinued operations	(0.01)	(0.12)
Gain on sale of Messaging business	0.01	0.09
Extraordinary gain	-	0.11
Net income (loss) per weighted average common share	$(0.23)	$0.06
INCOME (LOSS) PER DILUTED COMMON SHARE
Loss from continuing operations	(0.23)	(0.02)
Discontinued operation:
Loss from discontinued operations	(0.01)	(0.12)
Gain on sale of Messaging business	0.01	0.09
Extraordinary gain	-	0.11
Net income (loss) per diluted weighted average common share	$(0.23)	$0.06

(1) Income per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

ENTERTAINMENT DISTRIBUTION COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,	December 31,
	2007	2006
ASSETS	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$63,850	$96,088
Restricted cash	1,940	1,972
Short-term investments	29,589	-
Accounts receivable, net of allowances for doubtful accounts of $3,328 and $558
for 2007 and 2006, respectively	35,577	43,677
Current portion of long-term receivable	515	1,933
Inventories, net	9,111	8,684
Prepaid expenses and other current assets	16,069	15,850
Deferred income taxes	277	-
Current assets, discontinued operations	111	946
Total Current Assets	157,039	169,150
Restricted cash	26,015	22,390
Property, plant and equipment, net	55,245	59,219
Long-term receivable	4,244	4,078
Goodwill	-	2,382
Intangible assets	44,604	58,164
Deferred income taxes	1,934	2,943
Other assets	6,940	5,910
TOTAL ASSETS	$296,021	$324,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$33,287	$30,233
Accrued and other liabilities	37,814	35,799
Income taxes payable	3,522	13,981
Deferred income taxes	126	262
Loans from employees	1,267	1,250
Current portion of long-term debt	24,364	22,157
Accrued liabilities, discontinued operations	564	5,594
Total Current Liabilities	100,944	109,276
Other non-current liabilities	12,185	4,151
Loans from employees	3,646	4,216
Long-term debt	21,589	43,959
Pension and other defined benefit obligations	36,155	35,774
Deferred income taxes	10,195	8,663
Total Liabilities	184,714	206,039
Minority interest in subsidiary company	5,771	5,412
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares, no shares
issued and outstanding	-	-
Common stock, $.02 par value; authorized: 200,000,000 shares, issued and
outstanding: 2007 -- 70,155,940 shares; 2006 -- 69,325,780 shares	1,403	1,387
Additional paid in capital	369,665	368,493
Accumulated deficit	(274,033)	(258,199)
Other comprehensive income	8,501	1,104
Total Stockholders' Equity	105,536	112,785
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$296,021	$324,236

Entertainment Distribution Company, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations and adjusted earnings before interest, taxes, depreciation and amortization and impairment of long-lived assets from continuing operations.

Adjusted EBITDA is income (loss) from continuing operations before interest expense, net, income taxes and depreciation and amortization, adjusted to exclude the impairment of long-lived assets taken in the fourth quarter of 2007.  Adjusted EBITDA is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. Adjusted EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP.  Adjusted EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated Adjusted EBITDA in the same manner.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Income (loss) from continuing operations	(5,521)	5,105	(16,336)	(1,550)

Income tax provision	3,574	5,673	3,225	7,921
Loss on currency swap, net	746	1,152	3,152	3,211
(Gain) loss on currency transaction, net	223	(883)	(761)	(2,143)
Interest expense, net	46	468	348	1,858
Depreciation and amortization	5,546	5,172	21,641	20,103
Other (income) expense, net	(163)	(49)	(234)	37
Impairment of long-lived assets	9,782	-	9,782	-

Adjusted EBITDA from continuing operations	$14,233	$16,638	$20,817	$29,437